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                                                              EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated January 27, 1999 included in National Consumer Cooperative Bank's Form 10-K for the year ended December 31, 1998.


Arthur Andersen LLP
Vienna, VA
November 5, 1999